November 1, 2017

JPMorgan Trust I

270 Park Avenue

New York, NY 10017

Dear Sirs:

J.P. Morgan Investment Management Inc., JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. (collectively, “JPMorgan Service Providers”) hereby agree to waive fees owed to each JPMorgan Service Provider or to reimburse each Fund listed on Schedule A for the time periods so indicated. The JPMorgan Service Providers will waive fees or reimburse expenses to the extent total operating expenses exceed the rate of average daily net assets indicated on Schedule A. This expense limitation does not include: (1) dividend and interest1 expenses on securities sold short, interest, taxes, expenses related to litigation and potential litigation, extraordinary expenses not incurred in the ordinary course of the Funds’ business incurred by the Fund or an underlying fund as defined in the Fund’s prospectus, and (2) acquired fund fees incurred by an underlying fund.

The JPMorgan Service Providers understand and intend that the Funds will rely on this agreement in preparing and filing its registration statements on Form N-1A and in accruing the Funds’ expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Funds to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.
JPMorgan Distribution Services, Inc.

By:

Accepted by:
JPMorgan Trust I

By:

[1]	In calculating the interest expense on short sales for purposes of this exclusion, each Fund will recognize all economic elements of interest costs, including premium and discount adjustments.

SCHEDULE A

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan SmartRetirement Blend Income Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2020 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2025 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2030 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2035 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2040 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan SmartRetirement Blend 2045 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2050 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2055 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartRetirement Blend 2060 Fund	Class A	June 30	0.79%	October 31, 2018
	Class C		1.29%
	Class I		0.54%
	Class R2		1.04%
	Class R3		0.79%
	Class R4		0.54%
	Class R5		0.39%
	Class R6		0.29%
JPMorgan SmartAllocation Equity Fund	Class A	June 30	1.13%	October 31, 2018
	Class C		1.63%
	Class I		0.88%
	Class R2		1.38%
	Class R5		0.68%
	Class R6		0.63%

3